Dryden Small-Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						June 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                               Re: Dryden Small-Cap Core Equity Fund, Inc.
                                   File No. 811-08167


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Small-Cap Core Equity
Fund, Inc. for the semi-annual period ended April 30, 2004. The
Form N-SAR was filed using the
EDGAR system.



                                                     Very truly yours,


                                                /s/ Jonathan D. Shain
                                                    Jonathan D. Shain
                                                    Corporate Counsel




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of June 2004.







Dryden Small-Cap Core Equity Fund, Inc.





Witness: /s/ Jonathan D. Shain			By:/s/ Grace C. Torres
            Jonathan D. Shain	      		       Grace C. Torres
            Corporate Counsel 		      		     Treasurer





























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